INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No.109 to Registration Statement (No. 2-67052) on Form N-1A of Forum Funds for Fountainhead Kaleidoscope Fund and Fountainhead Special Value Fund of our report dated December 7, 2001 in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.

/s/ DELIOTTE & TOUCHE LLP

Boston, Massachusetts
February 26, 2002